UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 30, 2021

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported on December 30, 2021 (an “Initial Form 8-K”), the Company issued a total of 6,005,000 shares of its common stock to its directors and an officer (collectively the “Subscribers”) for total cash proceeds of $600.50. In connection with the issuance of the above shares, the Company announced that the Subscribers entered into a 12-month Lock-up Agreement (the “Agreement”), whereby the Subscribers agreed, subject to the exceptions set forth in the Agreement, not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares during a period of 12 months from December 30, 2021.

The Company wishes to provide a correction to the terms of the Lock-up agreement, to specify that the Lock-up period agreed upon by the Company and the subscribers was extended to 36 months and was augmented by a vesting provision, which specified that the shares are to vest annually over a 36-month period in equal instalments.

The foregoing description of the above changes does not purport to be complete and is qualified in its entirety by reference to the complete text of the vesting and lock-up agreement, a copy of which is included hereto as exhibit No. 10.15 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.13	Form of a lock-up agreement between the Company and certain Subscribers dated December 30, 2021*
10.15	Form of a vesting and lock-up agreement between the Company and certain Subscribers with an effective date of December 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference herein from the Form 8-K filed by the Company on December 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date: March 25, 2022